Exhibit 10.5

Sales Agreement

Contract No.: SZHMCYFH20200122-56

Date: January 22, 2020

Supplier: Shenzhen Huamucheng Trading Co., Ltd.

Buyer: Shenzhen Yunfeihu Cross-border E-commerce Co. Ltd.

1、	Product name, model, quantity and amount.
Product name	Model	Unit	Quantity (Ton)	Unit Price (RMB / ton)	Total Amount without Tax (RMB)	Total Amount including Tax (RMB)
Aluminum Ingot	A00	Ton	55.0970	14230	693832.13	784030.31

Total RMB amount (amount in words):

2、	Quality Standards: Implemented in accordance with national standards.

3、	Product packaging: bundled.

4、	Delivery method: Buyers pick up in warehouse.

Stock: Foshan South Warehouse, Foshan, Guangdong.

Delivery period: The supplier must complete the delivery within the validity period of the contract.

5、	Payment method: The purchaser must pay the full amount of the contract within the validity period of the contract. The settlement price of the product is 13% VAT.

6、	Acceptance standards, methods, locations and deadlines: The supplier's warehouse is inspected at the time of picking up.If the buyer has any objections to the quality and quantity of the product, he can immediately raise it, otherwise the buyer should bear the responsibility.

7、	Reasonable loss and calculation method: 0.3% 0o of reasonable pound difference soil weight is allowed based on the actual weight of the delivery.

8、	Conditions of termination of this contract: The contract cannot be performed due to force majeure or other unforeseen reasons, and can be cancelled in writing.

9、	Liability for breach of contract: compliance with contract law.

10、	Method of settling contract disputes: The two parties settle the dispute through negotiation. If the negotiation fails, arbitration or litigation can be conducted. The buyer's local court has jurisdiction.

11、	This contract must be sealed by both parties, and the validity period is from January 22, 2020 to January 21, 2021.

Supplier:	/s/ Shenzhen Huamucheng Trading Co., Ltd.	Buyer:	/s/ Shenzhen Yunfeihu Cross-border E-commerce Co. Ltd.